THIS AGREEMENT (this “Agreement”), dated June __, 2009 is entered into by and between STRIKER OIL & GAS, INC., a Nevada corporation (the “Company”), AFFILIATED HOLDINGS, INC. (“Affiliated”) and YA GLOBAL INVESTMENTS, L.P. (the “Buyer”).  Reference is made to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of May 17, 2007, as amended, between the Company and the Buyer.  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

WHEREAS:

A.
Pursuant to the Securities Purchase Agreement and the documents and instruments entered into in connection therewith, the Company issued to the Buyer certain secured convertible debentures which were secured by, among other things, a security interest in all the assets of the Company and Affiliated.

B.	The Company desires to borrow, and the Buyer is willing to lend, additional funds to the Company for the benefit of both the Company and Affiliated.

C.
Upon the terms and conditions set forth herein, the Buyer will agree to loan additional funds for the benefit of the Company and Affiliated on the condition that the Company and Affiliated take certain steps to obtain duly executed and properly recorded assignments of certain leases and oil and gas rights and to provide the Buyer with a perfected security interest in the assets of the Company and Affiliated.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Affiliated, and the Buyer hereby agree as follows:

1.           Additional Loan.  In reliance on the representations and warranties and the terms and conditions set forth in this Agreement, upon the satisfaction of the condition precedent set forth in Section 5 hereof, the Buyer shall make an additional loan to the Company in accordance with the terms of the promissory note (the “Note”) in the form attached hereto as Exhibit A.  The principal amount of the Note shall be $500,000.  Upon the issuance of the Note the Buyer shall wire the principal amount to the Company or its designees, less any fees or expenses to be paid to the Buyer and deducted from the proceeds as set forth below, by wire transfer of immediately available funds in accordance with the closing statement attached hereto as Exhibit B.

2.           Catfish Creek Prospect (Texas).

(a)           The Company shall promptly obtain and properly record assignments from Perryman Exploration Partners, L.L.C. (“Perryman”) of leasehold interests, oil and gas wells, and equipment with respect to those certain participation agreements among the Company, Affiliated, and Perryman relating to the Catfish Creek Prospect, including, without limitation Catfish Creek Wells # 1, 2, and 3 and associated leases (collectively, the “Catfish Creek Property”), to the satisfaction of the Buyer and have the same filed of record in Texas, subject only to the payment by the Company of approximately $468,301.53 owed to Perryman which shall be paid from the proceeds of the Note.

(b)           The Company shall promptly grant the Buyer a lien and security interest in and to the Catfish Creek Property and execute and deliver to the Buyer for filing and recordation the Deed of Trust, Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement from the Company to the Trustee for the benefit of the Buyer (the “Deed of Trust”) with respect to the property described therein.

3.           North Edna Prospect (Louisiana).

(a)           The Company and/or Affiliated shall promptly obtain all leasehold assignments from Jordan Oil Company, Inc. (“Jordan”) with respect to those certain participation agreements among the Company, Affiliated, and Jordan relating to the North Edna Prospect (the “North Edna Property”) to the satisfaction of the Buyer and have the same filed of record in Louisiana.

(b)           The Company shall promptly grant the Buyer a lien and security interest in and to the North Edna Property and execute and deliver to the Buyer for filing and recordation the Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement from the Company to the Trustee for the benefit of the Buyer (the “Mortgage”) with respect to the property described therein.

4.           Security Interest Granted Pursuant to Security Documents.

(a)           Reference is made to the security agreement dated as of May 17, 2007, by and between the Company, Affiliated, and the Buyer (the “Security Agreement”).

(b)           Affiliated does hereby, by execution of this Agreement in the space provided below, confirm that it has joined in the execution of, and become a party to, the Security Agreement as a “Subsidiary” and “Company” thereunder and joins in the grant, pledge, and assignment of any interest by the Company (as such term is used in the security Agreement).

(c)           The Company and Affiliated hereby ratify and confirm all terms and conditions of the Security Agreement and acknowledge and agree that the Security Agreement remains in full force and effect without set-off, counterclaim, or defense.

(d)           The Company and Affiliated agree and acknowledge (i) that its obligations under the Note shall be secured by all collateral previously granted by each of the Company and Affiliated to the Buyer, including, without limitation, pursuant to the Security Agreement, and the Real Estate Security, (ii) that the obligations under the Note are hereinafter expressly included as part of the “Obligations” as such term is defined and used in the Security Agreement and the other Security Documents and (iii) the Security Agreement shall hereby be deemed amended to reflect that the definition of “Obligations” in the Security Agreement specifically includes all obligations of the Company or Affiliated under the Note.

5.           Conditions to Closing.

(a)           The obligation of the Buyer to make the loan pursuant to the Note hereunder is subject to the satisfaction, or waiver by the Buyer, of each of the following conditions

(i)       The Company and Affiliated shall have executed each of this Agreement and the Note and shall have delivered the same to the Buyer;

(ii)           The Company shall have received assignments of the Catfish Creek Property and the North Edna Property in forms satisfactory to the Buyer and delivered the same to the Buyer for filing and recordation.

(iii)           The Company shall have executed and delivered to the Buyer the Mortgage and the Deed of Trust in suitable form for filing and recordation in the appropriate jurisdictions.

(iv)           The Company shall have provided an officer’s certificate indicating approval of the Board of Directors of the Company the transactions contemplated herein.

(b)           The obligation of the Company to issue the Note to the Buyer hereunder is subject to the satisfaction, or waiver by the Company, of each of the following conditions

(i)           The Buyer shall have executed this Agreement and shall have delivered the same to the Company.

(ii)           The Buyer shall have paid the principal amount of the Note in accordance with the Closing Statement.

6.           Other Agreements.

(a)           Fees and Expenses. The Company shall pay a structuring and due diligence fee to the Buyer or its designees in the amount of $5,000, which shall be paid directly from the proceeds of the issuance of the Note.

(b)           Further Assurances. Company and Affiliated shall, from and after the execution of this Agreement, execute and deliver to the Buyer whatever additional documents, instruments, and agreements that the Buyer may require in order to (i) perfect its lien and security interest in the Catfish Creek Property and the Edna Property, and (ii) correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in the Buyer and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize the Buyer to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Buyer deems necessary to perfect or evidence the Buyer’s security interests and liens in any such collateral.

(c)           Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of date first above written.

COMPANY:
STRIKER OIL & GAS, INC.

By:
Name: Lester Garrett
Title: Chief Executive Officer

BUYER:
YA GLOBAL INVESTMENTS, L.P.
By: Yorkville Advisors, LLC
its Investment Manager

By: _________________________________
Name:
Title: Managing Member

Exhibit A

Form of Note

Exhibit B

Closing Statement

The undersigned do hereby:

1.           Acknowledge the acceptance of gross proceeds of $500,000 from the issuance of a Note of Striker Oil & Gas, Inc., a Nevada company (the “Company”); and

2.           Agree that proceeds shall be disbursed via wire transfer in immediately available U.S. funds, as set forth below.

Gross Proceeds:	From YA Global Investments, L.P.	$500,000

Less:	Structuring and Due Diligence Fee to Yorkville Advisors, LLC	$(5,000)

Net Proceeds:		$495,000
Disbursements:	To Perryman Exploration Partners, LLC for payments towards Catfish Creek Property	$(468,302)

	To Richardson and Patel, counsel to the Company, as retainer for legal services	$(7,500)

	To YA Global Investments, L.P. to repay protective advance made on May 19, 2009	$(280)

Net Proceeds to the Company:		$18,918

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Striker Oil & Gas, inc.

By: ______________________________
Name: Lester Garrett
Title: Chief Executive Officer

YA Global Investments, L.P.

By:           Yorkville Advisors, LLC
Its:           Investment Manager

By:  _______________________________
Name:
Its:           Managing Member

Wire Instructions:

Perryman Exploration Partners Wiring Information:

First State Bank Of Athens

Perryman Exploration Partners

Acct# 1041010

ABA# 111921777

RICHARDSON & PATEL LLP

BANK NAME:                      COMERICA BANK OF CALIFORNIA
WESTWOOD OFFICE
10900 WILSHIRE BLVD.
LOS ANGELES, CALIF. 90024
PHONE NUMBER: 800-888-3595
ABA NUMBER: 121137522
ACCT. NUMBER:1891937581
BENEFICIARY:RICHARDSON & PATEL LLP CLIENT TRUST ACCT.

CLIENT:                                Striker Oil & Gas, Inc.